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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of AK Steel Holding Corporation on Form S-4 of our report dated February 5, 1999 on the consolidated financial statements of Armco Inc. and its subsidiaries appearing in and incorporated by reference in the Annual Report on Form 10-K of Armco Inc. for the year ended December 31, 1998.

   We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
June 30, 1999